ENERGY EAST CORPORATION ANNOUNCES THIRD QUARTER 2007
FINANCIAL RESULTS

PORTLAND, Maine, November 1, 2007 - Energy East Corporation (NYSE: EAS) today announced its third quarter 2007 financial results. Earnings per basic share for the third quarter 2007 were 16 cents compared to 14 cents per share earned in the third quarter 2006.

For the 12 months ended September 30, 2007, earnings per basic share were $1.68 per share compared with $1.68 per share for the 12 months ended September 30, 2006.

The primary factors driving year-over-year results in the third quarter were:

  Electric margins declined 10 cents per share primarily driven by the impacts of the August 2006 NYSEG electric rate order which became effective January 1, 2007.
  Lower income taxes helped third quarter earnings 8 cents per share compared to 2006. The benefit resulted from actual 2006 tax expense as filed, and revisions to estimated effective tax rates for 2007.
  Interest costs declined by 3 cents per share driven by lower carrying costs on regulatory liabilities, savings from debt refinancings completed in 2006, and the issuance of common stock in March 2007.
  Third quarter 2006 results were reduced 4 cents per share due to the recognition of unamortized debt expense related to the redemption of junior subordinated debt securities in July 2006.
  Operating and maintenance expenses rose 2 cents per share.

Recent Developments

Iberdrola Merger

  The shareholder vote to consider the merger between the company and Iberdrola has been scheduled for November 20, 2007. Subject to shareholder approval, the company expects all regulatory approvals to be received and the merger to close in the first half of 2008. To date approvals/clearances have been received with regards to Hart Scott Rodino, the FCC and Exon-Florio.

Common Stock Dividend Increase
  On October 11, 2007 the Board of Directors declared a quarterly common stock dividend of 31 cents per share payable November 15, 2007 to holders of record on October 22, 2007. This represents a 3.3% increase from the previous dividend rate.

Further details on these and other recent developments as well as additional supplemental financial information regarding third quarter results are available in the Financial Information section of the Energy East website at www.energyeast.com. In addition, the company filed its third quarter Form 10-Q today, which contains further details on quarter and year-to-date results.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking information and statements about Energy East. Forward-looking statements are statements that are not historical facts. These statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects," "anticipates," "believes," "intends," "estimates" and similar expressions. Although the management of Energy East Corporation believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Energy East Corporation shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Energy East Corporation, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by Energy East to their regulators and under "Risk Factors" in their annual and quarterly reports filed with the SEC. Except as required by applicable law, Energy East undertakes no obligation to update any forward-looking information or statements.

In connection with the proposed transaction with Iberdrola, S.A., Energy East filed a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Energy East are urged to carefully read the entire proxy statement and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement was sent to the shareholders of Energy East in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Energy East at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Energy East by directing such request to Energy East, 52 Farm View Drive, New Gloucester, ME 04260, Attention: Investor Relations.

Energy East, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Energy East shareholders in connection with the proposed transaction. Information about the interests of Energy East's participants in the solicitation is set forth in Energy East's proxy statements, including the proxy statement relating to the transaction, and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission.

About Energy East:

Energy East is a respected super-regional energy services and delivery company serving about 3 million customers throughout upstate New York and New England. By providing outstanding customer service and meeting customers' energy requirements in an environmentally friendly manner, Energy East will continue to be a valuable asset to the communities we serve.
Contact:	Investor Relations Energy East 207-688-4386

Energy East Corporation Condensed Consolidated Statements of Income - (Unaudited)
	Three Months		Twelve Months

Periods ended September 30,	2007	2006	2007	2006

(Thousands, except per share amounts)
Operating Revenues
Utility	$906,594	$969,093	$4,656,106	$4,839,393
Other	124,091	121,261	509,217	541,879

Total Operating Revenues	1,030,685	1,090,354	5,165,323	5,381,272

Operating Expenses
Electricity purchased and fuel used in generation
Utility	381,141	401,603	1,451,743	1,478,499
Other	98,809	95,060	357,540	370,898
Natural gas purchased
Utility	81,849	97,469	1,094,667	1,194,352
Other	7,721	7,709	80,644	98,893
Other operating expenses	228,837	202,677	827,455	803,922
Maintenance	36,623	57,509	195,969	206,211
Depreciation and amortization	69,290	69,921	279,544	283,110
Other taxes	57,228	58,495	250,937	253,451

Total Operating Expenses	961,498	990,443	4,538,499	4,689,336

Operating Income	69,187	99,911	626,824	691,936
Other (Income)	(10,023)	(9,873)	(48,672)	(35,708)
Other Deductions	3,225	12,332	11,977	23,498
Interest Charges, Net	68,651	76,818	283,049	304,842
Preferred Stock Dividends of Subsidiaries	282	283	1,128	1,130

Income Before Income Taxes	7,052	20,351	379,342	398,174
Income Tax (Benefit) Expense	(17,990)	(661)	124,220	151,859

Net Income	$25,042	$21,012	$255,122	$246,315

Earnings per Share, basic	$.16	$.14	$1.68	$1.68

Earnings per Share, diluted	$.16	$.14	$1.67	$1.67

Dividends Declared per Share	$.30	$.29	$1.20	$1.16

Average Common Shares Outstanding, basic	157,221	146,903	152,227	146,992

Average Common Shares Outstanding, diluted	158,279	147,702	153,166	147,690

Energy East Corporation Energy Delivery Statistics - (Unaudited)
	Electricity Deliveries (MWh)			Natural Gas Deliveries (Dth)

Three months ended September 30,	2007	2006	Change	2007	2006	Change

(Thousands)
Residential	3,113	3,147	(1%)	4,633	5,081	(9%)
Commercial	2,689	2,631	2%	1,584	2,474	(36%)
Industrial	1,909	1,895	1%	474	530	(11%)
Other	570	537	6%	2,744	2,952	(7%)
Transportation of customer- owned natural gas	NA	NA	NA	13,764	14,280	(4%)

Total Retail	8,281	8,210	1%	23,199	25,317	(8%)
Wholesale	1,665	2,152	(23%)	276	-	-

Total Deliveries	9,946	10,362	(4%)	23,475	25,317	(7%)

	Electricity Deliveries (MWh)			Natural Gas Deliveries (Dth)

12 months ended September 30,	2007	2006	Change	2007	2006	Change

(Thousands)
Residential	12,392	12,127	2%	75,398	73,354	3%
Commercial	9,946	9,665	3%	24,677	24,970	(1%)
Industrial	7,181	7,212	-	3,503	3,720	(6%)
Other	2,280	2,246	2%	13,287	11,889	12%
Transportation of customer- owned natural gas	NA	NA	NA	77,443	77,464	-

Total Retail	31,799	31,250	2%	194,308	191,397	2%
Wholesale	7,563	9,836	(23%)	914	90	916%

Total Deliveries	39,362	41,086	(4%)	195,222	191,487	2%

Energy East Corporation Weather Statistics - (Unaudited)
	Three Months

Periods ended September 30,	2007	2006	Normal

New York
Total heating degree days	141	184	227
(Warmer) colder than prior year	(23%)
(Warmer) colder than normal	(38%)
Cooling degree days	422	424	366
(Cooler) warmer than prior year	(1%)
Warmer (cooler) than normal	15%

New England
Total heating degree days	99	119	128
(Warmer) colder than prior year	(17%)
(Warmer) colder than normal	(23%)
Cooling degree days	319	340	322
(Cooler) warmer than prior year	(6%)
(Cooler)Warmer than normal	(1%)